SECURED PROMISSORY NOTE

U.S. $5,272,250.00    Dallas, Texas   November 16, 2006

FOR VALUE RECEIVED, CENTURION ACQUISITIONS, L.P., a Texas limited partnership (“Borrower”) hereby makes and issues this Secured Promissory Note (this “Note”), and promises to pay to the order of UNITED DEVELOPMENT FUNDING III, L.P., a Delaware limited partnership (together with its successors and assigns, “Lender”), the principal sum of U.S. Five Million Two Hundred Seventy-Two Thousand Two Hundred Fifty and NO/100 Dollars ($5,272,250.00) or, if greater or less, the aggregate amount of all funds advanced to Borrower under this Note, together with accrued, unpaid interest thereon, and all other amounts due to Lender hereunder.

1. Certain Definitions. Certain capitalized terms which are defined in the text of this Note shall have the respective meanings given to such terms herein. The following capitalized terms shall have the following meanings:

(a)  “Accrued Interest Payments” shall mean payments equal to the amount of accrued interest on the outstanding principal balance of this Note, calculated at the applicable rate of interest provided herein, and payable as provided herein.

(b)  “Base Rate” shall mean the lesser of (i) sixteen and one-half percent (16.5%), accrued and compounded monthly, or (ii) the Highest Lawful Rate.

(c)  “Collateral” shall have the meaning given to such term in the Security Agreement.

(d)  “Commitment” shall mean the aggregate amount of U.S. Four Million Five Hundred Thousand and NO/100 Dollars ($4,500,000.00).

(e)  “Commitment Advance” shall mean full or partial advance of the Commitment to Borrower pursuant to the terms hereof.

(f)  “Commitment Fee” shall mean the fee paid by Borrower to Lender or its assigns pursuant to that certain Commitment Letter dated September 18, 2006, in consideration of Lender’s commitment to make the Loan, subject to the terms and conditions hereof.

(g)  “Default Rate” shall mean the lesser of (i) eighteen percent (18%), accrued and compounded annually, or (ii) the Highest Lawful Rate.

(h)  “Effective Date” shall mean November 16, 2006.

(i)  “Event of Default” shall have the meaning given to such term in Section 10 of this Note.

(j)  “General Partner” means Pars Investments, Inc., a Texas corporation and the general partner of Borrower.

(k)  “Guaranty” shall mean that certain Continuing Unconditional Guaranty executed by the General Partner in favor of Lender dated the Effective Date, as such Guaranty may be amended from time to time.

(l)  “Highest Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law, to the extent that it permits Lender to contract or charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all fees and expenses contracted for, charged, received, taken or reserved by Lender in connection with the transaction relating to this Note and the indebtedness evidenced hereby or by the other Loan Documents which are treated as interest under applicable law.

(m)  “Interest Reserve” shall mean an aggregate of up to U.S. Six Hundred and No/100 Dollars ($600,000.00) to be advanced by Lender hereunder and to be applied against Accrued Interest Payments, subject to the provisions of Sections 4(b) and 4(c) of this Note.

(n)  “Interest Reserve Advance” means an advance under this Note in the amount of an Accrued Interest Payment pursuant to Section 4(b) of this Note.

(o)  “Lien” shall mean any lien, security interest, charge, tax lien, pledge, encumbrance, conditional sales or other title retention arrangement or any other interest in property designed to secure the repayment of indebtedness or the satisfaction of any other obligation, whether arising by agreement or under any statute or law, or otherwise.

(p)  “Loan” shall mean the loan made to Borrower pursuant to this Note.

(q)  “Loan Administration Fee” shall mean a fee charged by Lender in consideration of administrative costs and expenses incurred by Lender in connection with each Commitment Advance hereunder.

(r)  “Loan Documents” shall mean, collectively, this Note, the Pledge Agreement, the Security Agreement, the Guaranty, the error and omissions letter and all other documents, certificates, instruments, and agreements executed, entered into or delivered by Borrower, Millennium, the General Partner, or any of their respective affiliates in connection with the Loan, as each such document may be amended from time to time.

(s)  “Loan Expenses” shall mean all fees and expenses incurred by Lender in connection with the loan made pursuant to this Note and the preparation of this Note and the other Loan Documents, including, without limitation, attorneys fees, accountants fees, closing costs, due diligence costs and expenses, recording fees, courier and delivery fees, document preparation fees, wire transfer and bank fees, title company fees, and all other fees and costs incurred by Lender.

(t)  “Millennium” means Millennium NTX Properties, L.L.C., a Texas limited liability company.

(u)  “Maturity Date” means December 31, 2010.

(v)  “Partnership Agreement” means the Agreement of Limited Partnership of Centurion Acquisitions, L.P., as it may be amended from time to time.

(w)  “Pledge Agreement” shall mean that certain Pledge Agreement executed by the Pledgors in favor of Lender dated as of the Effective Date, pursuant to which the Pledgors pledge their respective interests in the Pledged Securities to Lender, as such agreement may be amended from time to time.

(x)  “Pledged Securities” shall have the meaning given to such term in the Pledge Agreement.

(y)  “Pledgors” mean, collectively, Borrower and Millennium.

(z)  “Properties” shall mean, collectively, all real properties now owned or hereinafter acquired by those corporations, partnerships and limited liability companies, the equity interests of which are Pledged Securities under the Pledge Agreement.

(aa)  “Security Agreement” shall mean that certain Security Agreement executed by Borrower in favor of Lender dated as of the Effective Date, as it may be amended from time to time.

(bb)  “Senior Indebtedness”, if any, shall mean the amount of indebtedness owed to a Senior Lender that Lender has agreed in writing will have (i) priority in payment over the indebtedness evidenced by this Note, and/or (ii) priority over the Liens created by the Pledge Agreement and/or the Security Agreement.

(cc)  “Senior Lender” shall mean any bank, financial institution or other lender having made a loan to any Borrower and/or Pledgor that has a senior position ahead of Lender with respect to the payment of Borrower is indebtedness under this Note and/or the priority of Liens against the Pledged Securities or the Collateral, or any other granted or pledged as security for the Loan; provided, that Lender has agreed in writing to be subordinate thereto.

2. Loan Expenses; Fees.

(a) Loan Expenses. Upon Lender’s demand from time to time, Borrower shall pay Lender, the full amount of all Loan Expenses incurred by Lender.

(b) Loan Administration Fee. In consideration of administrative costs and expenses incurred by Lender in connection with Commitment Advances, Borrower agrees to pay Lender a Loan Administration Fee at the time of each Commitment Advance equal to one-quarter percent (0.25%) of such Commitment Advance. The Loan Administration Fee with respect to each Commitment Advance made hereunder is fully earned by Lender at the time such Commitment Advance is funded and, if not otherwise paid, shall be funded by Lender at the time of the Commitment Advance and upon disbursement shall automatically constitute principal outstanding hereunder and cause a corresponding increase in the aggregate amount of Borrower’s obligations hereunder (even if such disbursement causes the aggregate amount outstanding hereunder to exceed the face amount of this Note).

(c) Commitment Fee. Pursuant to the terms and conditions of that certain Commitment Letter between Borrower and lender dated September 18, 2006, Borrower agreed to pay Lender a Commitment Fee in the amount of $153,000.00 in consideration of Lender’s commitment to make the Loan to Borrower. Pursuant to Borrower’s request, the Commitment Fee shall be funded by Lender under this Note and upon disbursement shall automatically constitute principal outstanding hereunder and cause a corresponding increase in the aggregate outstanding amount of Borrower’s obligations hereunder.

(d) Usury Savings Clause Applies. Borrower, the General Partner, Millennium and Lender agree that Lender has provided, and shall provide, separate and distinct consideration for the fees and expenses described in Sections 2(a), (b) and (c) above and/or that such fees and expenses represent bona fide fees and expenses incurred by Lender. Borrower, the General Partner, Millennium and Lender further agree that such fees and expenses are not, are not intended to be, and shall not be characterized as, interest or as compensation for the use, forbearance or detention of money. Despite the foregoing and notwithstanding anything else in this Note and the other Loan Documents to the contrary, if any fees or expenses charged or chargeable to Borrower hereunder are determined to constitute interest and such fees or expenses, when added to the interest charged hereunder, would cause the aggregate interest charged hereunder to exceed the Highest Lawful Rate, then Section 11 of this Note shall automatically apply to reduce the interest charged hereunder so as not to exceed the Highest Lawful Rate.

(e) Assignment. The Loan Administration Fee and all Loan Expenses are assignable by the payee to any affiliate or third party.

3. Closings; Commitment Advances; Borrowing Procedures; etc.

(a) Closings; Commitment Advances. Subject to the terms and conditions of this Note, Lender agrees to make Commitment Advances to Borrower from time to time prior to the Maturity Date in an aggregate amount not to exceed the Commitment. It is anticipated that at the closing of the Loan, the following amounts shall be funded: $900,000.000 of the Commitment, the Commitment Fee, a $2,250.00 Loan Administration Fee and $8,000.00 in anticipated Loan Expenses. It is anticipated that the remainder of the Commitment shall be funded through one or more Commitment Advances in the first year this Note is outstanding. This Note is not a revolver and thus, the portion of the Commitment borrowed may not be repaid to Lender and subsequently reborrowed under this Note.

(b) Procedure for Borrowing. Each Commitment Advance after the initial closing hereof shall be made by Borrower’s delivery of a written request to Lender. Such notice must be received by Lender no less than five (5) business days prior to the date that is the requested funding date, and shall specify the amount of the Commitment Advance so requested, and the requested funding date.

(c) Making of Commitment Advances. Subject to the terms and conditions of this Note, after receipt of a request for an Commitment Advance pursuant to Section 2(b), Lender shall make the amount of the requested Commitment Advance available to Borrower on the applicable funding date; provided, however, that Lender shall have no obligation to make any Commitment Advance unless each of the conditions precedent in Section 7 have been satisfied.

(d) Discretionary Advances. Lender is authorized to make advances hereunder that Lender, in its sole discretion, deems necessary or desirable to pay any Loan Expense or other amount chargeable to Borrower pursuant to the terms of this Note or any other Loan Document (such advances made for the foregoing purposes are referred to herein as the “Discretionary Advances”). Each Discretionary Advance shall, upon disbursement, automatically constitute principal outstanding hereunder and cause a corresponding increase in the aggregate amount of Borrower’s obligations hereunder (even if such Discretionary Advance causes the aggregate amount outstanding hereunder to exceed the face amount of this Note). The making by Lender of any Discretionary Advance shall not cure any Event of Default hereunder, unless Lender provides Borrower with a written waiver of such Event of Default.

(e) Face Amount of Note. The $5,272,250.00 face amount of the Note consists of the sum of (i) the Commitment ($4,500,000.00), plus (ii) the Interest Reserve ($600,000.00), plus (iii) the Commitment Fee, ($153,000.00), plus (iv) an aggregate of $19,250.00 in anticipated Loan Expenses and Loan Administration Fees.

4. Interest; Payments.

(a) Interest Rate. The outstanding principal amount of this Note shall bear interest on each day outstanding at the Base Rate in effect on such day, unless the Default Rate shall apply. Subject to the other provisions of this Note, upon the occurrence and during the continuation of an Event of Default, the outstanding principal amount of this Note shall, at Lender’s option, automatically and without the necessity of notice, bear interest from the date of such Event of Default at the Default Rate, until all such delinquent amounts are paid or such breach or Event of Default is otherwise cured to the satisfaction of Lender or waived by Lender in writing.

(b) Interest Payments; Interest Reserve Advances. Accrued Interest Payments shall be due and payable on the last day of each month for interest accrued during that month. Notwithstanding the foregoing sentence and subject to the other provisions hereof, on each date that an Accrued Interest Payment becomes due and payable hereunder, Lender shall make an Interest Reserve Advance hereunder in the amount of such Accrued Interest Payment, which shall be applied to the Accrued Interest Payment then due and payable, until the Interest Reserve has been fully exhausted. Subject to the other provisions of this Note, each time Lender funds an Interest Reserve Advance hereunder, (i) Borrower’s requirement to make the Accrued Interest Payment for such month shall be satisfied, (ii) the amount of remaining Interest Reserve shall be reduced by the amount of such Interest Reserve Advance, and (iii) such Interest Reserve Advance funded by Lender hereunder shall automatically become principal outstanding under this Note upon such funding. The Interest Reserve Advances may be funded by Lender even if such funding causes the outstanding principal balance of this Note to exceed its face amount. Notwithstanding anything else to the contrary contained herein, (i) if at any time an Event of Default has occurred and is continuing under this Note, Lender shall not be obligated to make any further Interest Reserve Advances, and thereafter, shall do so only in its sole discretion, unless and until the Event of Default is cured to Lender’s satisfaction as agreed by Lender in writing, and (ii) in no event shall Lender be obligated to make any Interest Reserve Advance that would cause the aggregate amount of Interest Reserve Advances made hereunder to exceed the remaining Interest Reserve.

(c) Replenishment of Interest Reserve. To the extent Borrower makes any prepayment of the Loan and such prepayment is applied to accrued interest in accordance with Section 5(a) of this Note, the Interest Reserve shall be replenished in an amount equal to the prepayment of accrued interest; provided, however, that no replenishment shall be made or required in the event that the Interest Reserve equals $600,000.00; provided further, however, that the Interest Reserve will be replenished only to the extent of, and in an amount not greater than, the mathematical difference of $600,000.00 minus the then current balance of the Interest Reserve calculated as of the date of the prepayment.

(d) Payments. Subject to the other provisions of this Note:

(i) Accrued Interest Payments shall be due and payable as provided in Section 4(b) of this Note;

(ii) concurrently with any sale and of any Property, Borrower shall pay or cause to be paid to Lender, the amount of full amount of such proceeds received or due therefrom resulting from such sale, remaining after payment of any applicable Senior Indebtedness;

(iii) concurrently with any distribution from any Pledged Security to any Pledgor, Borrower shall pay or cause to be paid to Lender, the amount of full amount of such proceeds received or due therefrom resulting from such sale, remaining after payment of any applicable Senior Indebtedness; and

(iv) the outstanding principal balance of this Note, together with all accrued, unpaid interest thereon, unpaid Loan Expenses and other unpaid amounts due hereunder, shall be due and payable on the Maturity Date.

5. Terms and Conditions of Payment.

(a) Application of Payments. Subject to the application of Interest Reserve Advances to Accrued Interest Payments as provided in Section 4(b) of this Note, all payments on this Note shall be applied first, to unpaid Loan Expenses due hereunder, next, to unpaid accrued interest, and last, to principal outstanding under this Note. Notwithstanding the foregoing sentence, if any Event of Default occurs and is existing under this Note or any other Loan Document, Lender shall have the right to apply payments toward amounts due under this Note as Lender determines in its sole discretion.

(b) General. All amounts are payable to Lender in lawful money of the United States of America at the address for Lender provided in this Note, or at such other address as from time to time may be designated by Lender. Borrower will make each payment which it owes under this Note and the other Loan Documents to Lender in full and in lawful money of the United States, without set-off, deduction or counterclaim. Under no circumstance may Borrower offset any amount owed by Borrower to Lender under this Note with an amount owed by Lender to Borrower under any other arrangement. All payments shall be made by cashier's check or wire transfer of immediately available funds. Should any such payment become due and payable on a day other than a business day, the date for such payment shall be extended to the next succeeding business day, and, in the case of a required payment of principal, interest or Loan Expenses or other amounts then due, interest shall accrue and be payable on such amount for the period of such extension. Each such payment must be received by Lender not later than 3:00 p.m., Dallas, Texas time on the date such payment becomes due and payable. Any payment received by Lender after such time will be deemed to have been made on the next succeeding business day.

(c) Prepayment. Borrower may prepay this Note in whole or in part at any time and from time to time without incurring any prepayment fee or penalty; provided, that interest shall accrue on the portion of this Note so prepaid through the date of such prepayment.

    6. Loan Deliveries. At or prior to the closing of the Loan (except as set forth below), Borrower shall deliver or cause to be delivered to Lender, the following items, each of which shall be satisfactory in form and substance to Lender:

(a) this Note and each other Loan Document, duly executed by Borrower, the General Partner, and Millennium, as applicable;

(b) the most recent financial statements of Borrower and the General Partner, Millennium and the Pledged Securities, in the form specified in Section 9(f), and accompanied by the certification required by Section 9(f);

(c) a certified copy of Borrower’s, the General Partner’s, Millennium’s and the Pledged Securities’ formation documents and all amendments thereto;

(d) certificates of existence and good standing for Borrower, the General Partner, Millennium and the Pledged Securities, issued by the appropriate state authorities;

(e) resolutions of the General Partner and Millennium authorizing Borrower’s, the General Partner’s and Millennium’s execution, delivery, and performance of this Note and the other Loan Documents, and the transactions contemplated hereby and thereby;

(f) an opinion of counsel for Borrower, the General Partner and Millennium, satisfactory in all respects to Lender and its counsel, including, without limitation, an opinion that the Loan Documents and the Loan made pursuant thereto are not usurious, which shall be delivered to Lender within thirty (30) days following the initial closing of the Loan;

(g) a certificate of Borrower’s and the General Partner’s general liability policies, evidence of payment of the premium through at least one year and endorsements of such policies to Lender;

(h) a certificate (the “Officer’s Certificate”) executed by the President of the General Partner certifying that (i) no Event of Default has occurred and is continuing under this Note, (ii) all representations and warranties made by Borrower, the General Partner and Millennium, respectively, in this Note and the other Loan Documents are true and correct in all respects, and (iii) Borrower, the General Partner and Millennium have complied with and performed, in all respects, all covenants, conditions and agreements which are then required by this Note and the other Loan Documents to have been complied with or performed;

(i) the Partnership Agreement and all amendments thereto, the bylaws of the General Partner and all amendments thereto, and the regulations, operating agreement and/or limited liability company agreement;

(j) copies of all loan documents evidencing any Senior Indebtedness in effect as of the Effective Date, and all amendments thereto;

(k) all written consents that are required with respect to the Note and the other Loan Documents and the transactions contemplated thereby, including, without limitation, any consents that are required in respect to the pledge of the Pledged Securities to Lender pursuant to the Pledge Agreement; and

(l) such other and further documents, agreements and certificates as are reasonably required by Lender.

7. Conditions Precedent to Commitment Advances. Borrower and the General Partner agree that, notwithstanding anything to the contrary contained herein or in the other Loan Documents, Lender’s obligation to fund each Commitment Advance shall be conditioned upon the satisfaction of each of the following conditions, on and as of the funding date for the applicable Commitment Advance:

(a) Borrower and the General Partner shall have executed and delivered to Lender, an Officer’s Certificate dated as of the funding date, and all matters certified in the Officer’s Certificate shall be true and correct in all respects;

(b)  the requested Commitment Advance, if made, would not cause the aggregate amount of all Commitment Advances made hereunder to exceed the Commitment; and

(c) No Event of Default shall have occurred and be continuing, and no event that would be an Event of Default, but for the passage of time, shall have occurred and be continuing.

8. Representations and Warranties. Each of Borrower, the General Partner and Millennium jointly and severally represents and warrants to Lender that:

(a) Organization and Good Standing; Authorization. Each of Borrower, the General Partner and Millennium (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has full power and authority to own its properties, carry on its business and to perform the transactions contemplated by this Note and the other Loan Documents. All necessary partnership, limited liability company, partnership, member, partner and other actions required to be taken on behalf of Borrower, the General Partner and Millennium to approve this Note and the other Loan Documents and the transactions contemplated hereby and thereby, have been duly taken. Borrower, the General Partner and Millennium are in compliance in all material respects with all laws applicable to it in each jurisdiction within and without outside the United States where it owns or leases any properties or conducts any business, except for any such non-compliance that would not have a material adverse effect, individually or aggregately, on their respective financial condition or operations.

(b) Authority; Validity. Borrower, the General Partner and Millennium have the power, authority and legal right to execute, deliver and perform its obligations under this Note and the other Loan Documents. The execution and delivery by Borrower, the General Partner and Millennium of this Note and the other Loan Documents, and the performance of their respective obligations thereunder, will not (i) violate the certificate of formation of Borrower, the General Partner or Millennium, the partnership agreement of Borrower, the General Partner’s bylaws, or the operating agreement, regulations and or limited liability company agreement of Millennium, (ii) violate any law or result in a default under any contract, agreement, or instrument to which Borrower, Millennium or the General Partner is a party or by which Borrower, Millennium or the General Partner or any of their respective assets and properties are bound, or (iii) result in the creation or imposition of any Lien upon any of their respective assets. The Loan Documents constitute the legal, valid and binding obligations of Borrower, Millennium and the General Partner and are enforceable against Borrower, Millennium and the General Partner in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c) Litigation. To the knowledge of each of Borrower, Millennium, and/or the General Partner, there is no pending order, notice, claim, litigation, proceeding or investigation against or affecting Borrower, Millennium or the General Partner or any of their respective assets or properties, or any Property or Pledged Security, whether or not covered by insurance, that could materially and adversely affect either the financial condition or business prospects or Borrower, Millennium or the General Partner, if adversely determined.

(d) Indebtedness. Borrower, the General Partner, Millennium and the Pledged Securities have no material indebtedness of any nature, to the extent disclosed in the latest financial statements delivered to Lender or otherwise disclosed in writing to Lender and approved by Lender’s prior written consent.

(e) Environmental Liability. To the best of Borrower’s, the General Partner’s and Millennium’s knowledge, no hazardous substances or solid wastes have been disposed of or otherwise released on any Property, except as may have been otherwise disclosed to Lender in a Phase I environmental report delivered to Lender. The terms “hazardous substance” and release” shall have the meanings specified in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, (“CERCLA”), and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in the Resource Conservation and Recovery Act of 1976, as amended, (“RCRA”); provided, to the extent that the laws of the State of Texas establish a meaning for “hazardous substance”, “release”, “solid waste”, or “disposal” or “disposed”) that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

(f) Tax Liabilities. Each of Borrower, the General Partner and Millennium have filed, or caused to be filed, all federal, state, county, local, and foreign tax returns and reports required to have been filed by them or with respect to any Property or Pledged Security (or has obtained valid extensions with respect to such returns and reports), including but not limited to such returns and reports with respect to income, payroll, personal property, real property, employee withholding, social security, unemployment, franchise, excise, use and sales taxes. Each of Borrower, the General Partner and Millennium has paid, or cause to be paid, in full all taxes that have become due as reflected on all such returns and reports (including any interest and penalties) and has established adequate reserves for all taxes payable but not yet due. No governmental claim for additional taxes, interest, or penalties is pending or, to Borrower’s, the General Partner’s and Millennium’s knowledge, threatened against any Property or Pledged Security, or against Borrower, the General Partner or Millennium or any of their respective properties or assets.

(g) Commercial Loan.

(i) Borrower, the General Partner and Millennium hereby acknowledge and agree that Lender has previously advised, and again hereby advises prior to the execution of this Note and the other Loan Documents, that they may and should seek the advice of an attorney and an accountant in connection with the Loan, this Note and the other Loan Documents.

(ii) Borrower, the General Partner and Millennium hereby jointly and severally confirm that they have had the opportunity to seek the advice of an attorney and an accountant of their choice in connection with the Loan, this Note and the other Loan Documents.

9. Covenants. Borrower, the General Partner and Millennium jointly and severally covenant and agree with Lender that they will comply with each of the following covenants below:

(a) Payment; Performance. Borrower shall promptly pay all amounts due and owing to Lender under this Note. Borrower, the General Partner and Millennium shall timely perform and comply with each agreement and covenant made under this Note and the other Loan Documents.

(b) Use of Proceeds. The proceeds of this Note shall be used solely for such business purposes as are approved in writing by Lender. In no event shall the proceeds of this Note be used, directly or indirectly, by any person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System).

(c) Other Loans. Except for any Senior Indebtedness in existence as of the Effective Date and any other indebtedness in existence on the Effective Date that is shown on the financial statements delivered to Lender prior to the closing of this Note, Borrower shall not enter into any promissory note, loan documents, or other agreement for borrowed money without the prior written consent of Lender, including, without limitation, any loan documents evidencing Senior Indebtedness. Unless otherwise agreed by Lender in writing, all loan documents evidencing any Senior Indebtedness entered into after the Effective Date shall provide that (i) the Senior Lender shall give Lender written notice of any default or event of default occurring under the loan documents evidencing the Senior Indebtedness, and (ii) upon any default by Borrower, Lender shall have the right, but not the obligation, to cure Borrower’s default thereunder and to purchase the loan and the loan documents evidencing the Senior Indebtedness from the Senior Lender.

(d) Termination of Existence. Nether Borrower nor the General Partner shall cause or permit, or enter into any agreement to cause or permit, the dissolution or termination of the existence of Borrower, Millennium or the General Partner or the merger, consolidation, or reorganization of Borrower, Millennium or the General Partner with or into any other entity, whether or not such party would be the surviving entity.

(e) Notice of Certain Events. Borrower shall promptly notify Lender in writing of the occurrence of any event or series of events of which Borrower, Millennium or the General Partner have actual knowledge causing, or that could be expected to cause or has caused (i) a material adverse effect on the operations or financial condition of Borrower, Millennium, the General Partner, the Pledged Securities or any Property, (ii) the occurrence of any Event of Default (without giving effect to any cure period applicable thereto), or (iii) any default by Borrower, Millennium, the General Partner or the Pledged Securities, the acceleration of the maturity of any indebtedness owed by Borrower, Millennium, the General Partner or the Pledged Securities under the Senior Indebtedness or any indenture, mortgage, agreement, promissory note, contract or other instrument to which Borrower, Millennium or the General Partner is a party or by which any material asset or property of Borrower, Millennium or the General Partner, or any Pledged Security or any Property, is bound. In addition, Borrower agrees to notify Lender in writing at least twenty (20) business days prior to the date that Borrower, the General Partner, Millennium or any Pledged Security changes its name, address, the location of its chief executive office or principal place of business, and the place where it keeps its books and records.

(f) Financial Statements. Borrower, Millennium and the General Partner shall deliver to Lender, the following financial statements: (i) within sixty (60) days after the end of each fiscal quarter, the unaudited financial statements of Borrower, the General Partner, Millennium and each Pledged Security, prepared in accordance with GAAP and combined or consolidated as appropriate, including all notes related thereto; and (ii) within one hundred twenty (120) days after the end of each fiscal year, the unaudited financial statements of Borrower, the General Partner, Millennium and each Pledged Security prepared in accordance with accepted accounting principles and combined or consolidated as appropriate, including all notes related thereto. All financial statements provided to Lender shall be certified as to accuracy and completeness by an officer of the General Partner, Millennium or the Pledged Security, as applicable.

(g) Taxes. Borrower, the General Partner and Millennium shall pay, and shall cause all Pledged Securities to pay, all federal, state and local taxes levied against them and their respective properties and assets, including all Properties, as they become due and payable and before the same become delinquent. Borrower or such other person owing such tax shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of any property subject thereto, (ii) Borrower has notified Lender of the intent to contest such taxes, and (iii) adequate reserves for the liability associated with such tax have been established in accordance with GAAP. Borrower shall furnish to Lender evidence that all such taxes are paid at least five (5) days prior to the last date for payment of such taxes.

(h) Certain Liens. Borrower, the General Partner and Millennium shall not create, incur, assume, or suffer to exist, directly or indirectly, or permit any Pledged Security to create, incur, assume or suffer to exist, any Lien on, against or with respect to the Pledged Securities or the Collateral, whether now owned or hereafter acquired, or an income or profits therefrom, except for (i) Liens in favor of Lender, (ii) Liens in favor of the Senior Lender that secure Senior Indebtedness, (iii) Liens in favor of United Development Funding, L.P., a Nevada limited partnership, and (iv) other Liens approved by Lender’s prior written consent; provided, however, notwithstanding any other provision contained in this Note, in the event that any one (1) or more of  Borrower, the General Partner and Millennium incurs, assumes, or suffers to exist, directly or indirectly, any Lien that is a mechanic’s or materialman’s lien (either one of which, a “Mechanic’s Lien”) on, against or with respect to the Pledged Securities or the Collateral (or permits any Pledged Security to do so), and one (1) or more of Borrower, the General Partner and Millenium diligently, and in good faith, contests (or causes a Pledged Security to contest) the validity of such Mechanic’s Lien by any one (1) or more of a legal, equitable, and administrative proceeding, then none of the  Borrower, the General Partner and Millenium shall be deemed to have fully complied with this Section 9(h) of this Note for a period of ninety (90) days from the earlier of (x) the date on which any one (1) or more of Borrower, the General Partner and Millennium became actually aware, or (y) through the exercise of commercially reasonable monitoring of its business, should have become aware, of the creation, incurrence, assumption, or sufferance of the Mechanic’s Lien (but as to the certain contested Mechanic’s Lien only), provided that the one (1) or more of the contesting Borrower, the General Partner and Millenium have set aside adequate reserve for satisfaction of such Mechanic’s Lien in accordance with GAAP.

(i) Indebtedness. Borrower shall not incur any indebtedness for borrowed money after the Effective Date, other than Senior Indebtedness or other indebtedness for borrowed money approved by Lender’s prior written consent.

(j) Distributions. At any time when any amounts are due to Lender hereunder, without Lender’s prior written consent, (i) Borrower shall not declare, pay, make, or authorize any dividends or distributions of any kind to its partners or any other person or entity, and (ii) neither Borrower nor the General Partner nor Millennium shall permit or cause any Pledged Security to declare, pay, make or authorize any dividends or distributions of any kinds to its owners or any other person or entity. If Lender approves any such dividend or distribution, Lender may, in its sole discretion, require that the full amount of such dividend or distribution (or any portion thereof) to be paid to Lender to reduce any indebtedness outstanding under this Note.

(k) Borrower and Pledgor Documents. In addition to the information otherwise required to be provided to Lender pursuant to this Note, Borrower shall, promptly (but in any event within seven (7) days) upon request, furnish to Lender, all of the following documents:

(i) all financial statements, pro formas, projections, budgets, capital expenditure and expense reports, and other material financial and operational information related to Borrower, the General Partner, Millennium and the Pledged Securities;

(ii) minutes of the meetings and all written consents of the board of directors, shareholders and partners (or other governing authorities and owners) of Borrower, the General Partner, Millennium and each Pledged Security;

(iii) all loan documents evidencing indebtedness for borrowed money of all Borrower, the General Partner, Millennium and the Pledged Securities, and all amendments thereto;

(iv) the survey and/or plat for each Property, a copy of the owner’s title commitment for each Property, the title exception documents and, upon issuance, a copy of the owner’s title policy for each Property;

(v) all due diligence documents related to each Property, including, without limitation, a Phase I Environmental Report, survey, plat, appraisal, and engineering due diligence report, land use, zoning, subdivision, grading, municipal district, environmental, and other governmental permits, approvals, authorizations and maps necessary to develop such Property in compliance with applicable Governmental Regulations;

(vi) certificates of general liability and hazard insurance of Borrower and the General Partner and endorsements of such policies to Lender, in accordance with and meeting the requirement of Section 9(n) hereof, and copies of certificates of builder’s liability insurance covering each Property; and

(vii) all project updates, development reports, sales reports, budgets, pro formas, and similar information with respect to each Property.

(l) Audit. Borrower, the General Partner and Millennium shall permit Lender and its employees, representatives, auditors, collateral verification agents, attorneys and accountants (collectively, the “Lender Representatives”), at any time and from time to time (but not more than once annually), to (i) audit all books and records related to Borrower, the General Partner, Millennium, the Pledged Securities and the Properties, and the Collateral, and (ii) visit and inspect any of the offices of Borrower, the General Partner, Millennium and the Pledged Securities and to inspect and make copies of all books and records, and to write down and record any information the Lender Representatives obtain. The reasonable expenses of any such audit shall be borne by Borrower. Borrower, the General Partner and Millennium agree to cooperate fully with Lender and to cause the Pledged Securities to cooperate fully with Lender in connection with such audits and inspections. Lender shall make commercially reasonable efforts to preserve any such information and return any such documents to Borrower after the Loan is paid in full.

(m) Assignments. Borrower, the General Partner and Millennium shall not permit or cause, and shall not enter into any consent or agreement to permit or cause, any Pledgor to assign, transfer or convey, any Pledged Security, without Lender’s prior written consent. Borrower and the General Partner shall take all actions, and refrain from taking all actions, required to cause Pledgors to comply with this Section 9(m).

(n) General Liability Insurance. Borrower and the General Partner shall, at all times, maintain or cause to be maintained, general liability insurance with no less than $1,000,000 in coverage amounts. Each such policy shall provide that Lender be given at least thirty (30) days written notice as a condition precedent to any cancellation thereof or material change therein. Borrower and the General Partner shall obtain an endorsement to each such policy naming Lender as an additional insured to each such policy, and provide Lender annually with the insurance certificate, evidencing such coverage, the endorsement of each such policy to Lender, and evidence of payment of the premium for each such policy.

(o) Property Insurance. Borrower shall, at all times, maintain or cause to be maintained, hazard insurance on each Property with coverage amounts that are normal and customary for similarly-situated entities engaged in similar businesses.

(p) Operation of Business. Borrower, the General Partner and Millennium shall operate their businesses in compliance with all applicable federal, state and local laws, rules, regulations, and ordinances. Borrower, the General Partner and Millennium shall maintain their existence and good standing in each state where they operate or do any business, except in any jurisdictions where the failure to maintain such existence and good standing would not have a material adverse effect, individually or in the aggregate, on its financial condition or operations. Borrower, the General Partner and Millennium shall obtain, maintain and keep current, all consents, licenses, permits, authorizations, permissions and certificates which may be required or imposed by any governmental or quasi-governmental agency, authority or body which are required by applicable federal, state or local laws, regulations and ordinances.

(q) Alterations. Without the prior written consent of Lender, Borrower shall not enter into any loan documents evidencing Senior Indebtedness or any material amendment to any loan documents evidencing Senior Indebtedness, permit any increase in the maximum amount of any Senior Indebtedness, or enter into any renewal or extension of the loan documents evidencing any Senior Indebtedness.

(r) Reimbursement Contract. Borrower, the General Partner and Millennium shall obtain Lender’s written consent prior to entering into or permitting any affiliate (including any Pledgor) to enter into any contract or agreement with any district or city related to any Property (each, a “Reimbursement Contract”). As a condition to giving its prior written consent to any such Reimbursement Contract, Lender may, in its sole discretion, require that (i) the Reimbursement Contract and/or the proceeds therefrom or related thereto be assigned to Lender to be applied to reduce Borrower’s obligations hereunder, or (ii) the proceeds therefrom or related thereto be used for any business purposes specified by Lender. Borrower, the General Partner and Millennium agree to, and agree to cause the Pledged Securities and the respective affiliates of Borrower, the General Partner and Millennium to, execute, enter into and deliver to Lender any additional agreements or assignments that Lender may request in connection with the foregoing provisions hereof.

(s) Opinion Letter. Borrowers shall deliver the opinion letter required by Section 6(f), which shall be satisfactory in form and substance satisfactory to Lender and its counsel, to Lender within thirty (30) days following the date of the initial closing of the Loan.

10. Default.

(a) For purposes of this Note, the following events shall constitute an “Event of Default”:

(i) except for Accrued Interest Payments due during any period when Accrued Interest Payments are required to be made by Lender pursuant to Section 4(b), the failure of Borrower to make any payment required by this Note in full on or before the date such payment is due (or declared due pursuant to the terms of this Note), whether on or prior to the Maturity Date; or

(ii) any financial statement, representation, warranty, or certificate made or furnished by or with respect to Borrower, the General Partner or Millennium contained in this Note or any other Loan Document or made in connection herewith or therewith, shall be materially false, incorrect, or incomplete when made; or

(iii) Borrower, the General Partner or Millennium shall fail to perform or observe any covenant or agreement contained in this Note or any other Loan Document that is not separately listed in this Section 10(a) as an Event of Default, and the same remains unremedied for thirty (30) days after written notice of such failure is given by Lender; or

(iv) any “event of default” or “default” occurs under any Loan Document other than this Note and the same remains unremedied for thirty (30) days after written notice of such “event of default” or “default” is given by Lender; or

(v) the entry of a decree or order for relief by a court having jurisdiction in respect of Borrower, the General Partner or Millennium in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, which is not vacated or dismissed within sixty (60) days, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower, the General Partner or Millennium for any substantial part of their property, or ordering the winding up or liquidation of such person’s affairs; or

(vi) the commencement by Borrower, the General Partner or Millennium of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment to or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower, the General Partner or Millennium for any substantial part of their respective properties, or the making by Borrower, the General Partner or Millennium of any assignment for the benefit of creditors, or the admission by Borrower, the General Partner or Millennium in writing of its inability to pay its debts generally as they become due; or

(vii) the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of the assets of Borrower, the General Partner or Millennium, or of any Pledged Security or Property, in a proceeding brought against or initiated by Borrower, the General Partner or Millennium; or

(viii) if Borrower, the General Partner or Millennium are liquidated or dissolved or winds up their affairs, or the sale or liquidation of all or substantially all of the assets of Borrower, the General Partner or Millennium; or

(ix) any assignment, transfer, or conveyance of any Pledged Security occurs without the prior written consent of Lender; or

(x) any “default” or “event of default” not cured within the grace period, if any, for such default or event of default, shall occur under (A) any Senior Indebtedness or any credit agreement, loan agreement, promissory note, or other document evidencing indebtedness for borrowed money incurred by Borrower, the General Partner or Millennium, or (B) any subordination agreement, security agreement, pledge agreement, guaranty, deed of trust, or other agreement providing security or collateral for indebtedness, executed by Borrower, the General Partner or Millennium, or (C) any joint venture agreement, revenue or profits sharing or participation agreement, partnership agreement, shareholders agreement, securities purchase agreement or any other agreement governing to which Borrower, the General Partner or Millennium is a party, if Lender or any of its affiliates is also a party to such agreement (the terms “default” and “event of default” having the meaning given to such terms in any of the agreements described above);

(xi) the death or disability of Mehrdad Moayedi; or

(xii) any Loan Document ceases to become valid and binding for any reason; or

(xiii) Borrower, the General Partner or Millennium suffers the entry against it of a final judgment for the payment of money in excess of $50,000 which is not covered by insurance; or

(xiv) Borrower, the General Partner or Millennium suffers a writ or warrant of attachment or any similar process to be issued by any tribunal against all or any substantial part of its properties, assets or any collateral for this Note, and such writ or warrant of attachment or any similar process is not stayed or released within sixty (60) days after the entry or levy thereof or after any stay is vacated or set aside.

(b) Upon the occurrence of an Event of Default described in subsection (a)(v), (vi) or (vii) above, all obligations under this Note and the other Loan Documents shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower, the General Partner and Millennium. During the continuance of any other Event of Default, then and in every such case Lender may do any or all of the following: (i) declare the principal of this Note together with all accrued and unpaid interest on the unpaid principal balance, and Loan Expenses and other amounts due to Lender under this Note or the other Loan Documents, to be due and payable immediately, and the same shall become and be due and payable, without notices, demands for payment, presentations for payment, notices of payment default, notices of intention to accelerate maturity, protest and notice of protest, and any other notices of any kind, all of which are expressly waived by Borrower, the General Partner and Millennium and any and all sureties, guarantors and endorsers of this Note, (ii) exercise any its rights under any of the Loan Documents, and/or (iii) exercise all other rights and remedies available to Lender at law and at equity, including, without limitation, such rights existing under the Uniform Commercial Code. No delay on the part of Lender in exercising any power under this Note shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.

(c) If this Note is placed in the hands of an attorney for collection after an Event of Default or failure to pay under this Note, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower, the General Partner and Millennium, and all endorsers, sureties and guarantors of this Note, jointly and severally, agree to pay reasonable attorneys' fees and collection costs to Lender in addition to the principal and interest payable under this Note.

11. Usury Laws.

(a) Notwithstanding anything to the contrary contained in this Note or any other Loan Document, (i) this Note shall never bear interest in excess of the Highest Lawful Rate, and (ii) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate by the foregoing clause (i) or by reference to the Highest Lawful Rate in the definitions of Base Rate and Default Rate, then this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued on this Note equals (but does not exceed) the total amount of interest which would have accrued on this Note, had there been no Highest Lawful Rate applicable to this Note.

(b) It is the intention of the parties hereto that all aspects of this Note and the other Loan Documents, and the transactions contemplated hereby and thereby, comply with all laws, including, specifically, any applicable usury laws. In furtherance thereof, Borrower, the General Partner, Millennium and Lender stipulate and agree that none of the terms and provisions contained in this Note or the other Loan Documents shall ever be construed to create a contract to pay for the use, forbearance, or detention of money, or interest, in excess of the maximum amount of interest permitted to be charged by applicable law in effect from time to time. Neither Borrower nor Millennium nor the General Partner nor any present or future guarantors, endorsers, or other persons or entities hereafter becoming liable for payment of Borrower’s obligations hereunder and under the other Loan Documents shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Section 11 shall control over all other provisions of the Loan Documents that may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If (i) the maturity of this Note is accelerated for any reason, (ii) this Note is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (iii) Lender or any other holder of this Note shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest hereon to an amount in excess of that permitted to be charged by applicable law, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of this Note or, at Lender's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Lender, Borrower, the General Partner and Millennium (and any other payors of this Note) agree that Lender shall, to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of this Note in accordance with the amounts outstanding from time to time hereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for that day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code. As used in this section the term “applicable law” means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

12. Indemnity; Release. Each of Borrower, the General Partner and Millennium, jointly and severally, agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable, documented fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever, now existing (in this section, collectively called “Liabilities and Costs”) to the extent actually imposed on, incurred by, or asserted against Lender in its capacity as lender hereunder growing out of, resulting from or in any other way associated with (a) this Note and the other Loan Documents or any of the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein, (b) any claim that the loan evidenced hereby is contractually usurious, and (c) any use, handling, storage, transportation, or disposal of hazardous or toxic materials on or about any Property or any part thereof or any real properties owned, managed or operated by Borrower, Millennium or the General Partner.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED IN WHOLE OR IN PART UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER;

provided only that Lender shall not be entitled under this section to receive indemnification for that portion, if any, of any Liabilities and Costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any person (including Borrower, the General Partner and Millennium) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section, the term “Lender” shall refer not only to the person designated as such in this Note but also to each partner, director, officer, attorney, employee, representative and affiliate of such person.

13. Mutual Understanding. Each of Borrower, the General Partner and Millennium jointly and severally represents and warrants to Lender that it and each of its principals has read and fully understands the terms and provisions of this Note and the other Loan Documents, has had an opportunity to review this Note and the other Loan Documents with legal counsel and has executed this Note and/or any Loan Document to which it is a party based on its own judgment and advice of counsel. If an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by Borrower, the General Partner, Millennium and Lender and no presumption or burden of proof will arise favoring or disfavoring any party because of authorship of any provision of this Note and the other Loan Documents.

14. Further Assurances. Each of Borrower, the General Partner and Millennium, at their expense, will promptly execute and deliver to Lender, and cause the Pledged Securities to execute and deliver to Lender, all such other and further documents, agreements and instruments, and shall deliver all such supplementary information, in compliance with or accomplishment of the agreements of Borrower, the General Partner and Millennium under this Note and the other Loan Documents, as Lender shall request.

15. Cumulative Remedies. Each of Borrower, the General Partner and Millennium hereby agree that all rights and remedies that Lender is afforded by reason of this Note are separate and cumulative with respect to Borrower, the General Partner and Millennium otherwise and may be pursued separately, successively, or concurrently, as Lender deems advisable. In addition, all such rights and remedies are non-exclusive and shall in no way limit or prejudice Lender’s ability to pursue any other legal or equitable rights or remedies that may be available to Lender.

16. Notice. All notices and other communications under this Note will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by facsimile, delivered personally by hand, or delivered by nationally recognized overnight delivery service addressed to Borrower, the General Partner and Millennium at 3901 Airport Freeway, Suite 200, Bedford, Texas 76021, Facsimile No. (817) 391-2501 or, with respect to Lender, to Lender at 1812 Cindy Lane, Suite 200, Bedford, Texas 76021, Facsimile No. (817) 835-0383 or with respect to any party, to such other address as a party may have delivered to the other parties for purposes of notice. Each notice or other communication will be treated as effective and as having been given and received (a) if sent by mail, at the earlier of its receipt or three (3) business days after such notice or other communication has been deposited in a regularly maintained receptacle for deposit of United States mail, (b) if sent by facsimile, upon written or electronic confirmation of facsimile transfer, (c) if delivered personally by hand, upon written or electronic confirmation of delivery from the person delivering such notice or other communication, or (d) if sent by nationally recognized overnight delivery service, upon written or electronic confirmation of delivery from such service.

17. Enforcement and Waiver by Lender. Lender shall have the right at all times to enforce the provisions of this Note and the other Loan Documents in strict accordance with their respective terms, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom or in any way or manner modified or waived the same.

18. CHOICE OF LAW; JURISDICTION; VENUE. EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF SECURITY INTERESTS OR REMEDIES IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS, THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS. JURISDICTION FOR ALL MATTERS ARISING OUT OF THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN DALLAS COUNTY, TEXAS, AND EACH OF BORROWER AND THE GENERAL PARTNER AND MILLENNIUM HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH STATE AND FEDERAL COURTS AND AGREES AND CONSENTS NOT TO ASSERT IN ANY PROCEEDING, THAT ANY SUCH PROCESS IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREES TO A TRANSFER OF SUCH PROCEEDING TO THE COURTS SITTING IN DALLAS COUNTY, TEXAS.

19. Counterparts. This Note and each other Loan Document may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

20. Severability. If any provision of this Note or any other Loan Document shall be held invalid under any applicable laws, then all other terms and provisions of this Note and the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

21. Amendments; Waivers. No amendment or waiver of any provision of this Note or any other Loan Document nor consent to any departure herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and the affected person, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

22. Binding Effect; Assignment. This Note and the other Loan Documents shall be binding on Borrower, the General Partner and Millennium, and their respective successors and assigns, including, without limitation, any receiver, trustee or debtor in possession of or for Borrower, the General Partner or Millennium, and shall inure to the benefit of Lender and its successors and assigns. Neither Borrower nor the General Partner nor Millennium shall be entitled to transfer or assign this Note and the other Loan Documents in whole or in part without the prior written consent of Lender. This Note and the other Loan Documents are freely assignable and transferable by Lender without the consent of Borrower, the General Partner, Millennium or any of their respective affiliates. Should the status, composition, structure or name of Borrower, the General Partner or Millennium change, this Note and the other Loan Documents shall continue to be binding upon such person or entity and also cover such person or entity under the new status composition, structure or name according to the terms hereof and thereof.

23. Captions. The captions in this Note are for the convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

24. Number of Gender of Words. Except where the context indicates otherwise, words in the singular number will include the plural and words in the masculine gender will include the feminine and neutral, and vice versa, when they should so apply.

25. Confidentiality. Lender agrees to keep confidential any information furnished or made available to by Borrower pursuant to this Agreement; provided that nothing herein shall prevent Lender from disclosing such information (a) to any affiliate, officer, director, employee, agent, or advisor of Lender, (b) to any other person if reasonably incidental to the administration of the Note, (c) as required by any law, rule, or regulation, including, without limitation, the federal securities laws, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to Lender other than as a result of a disclosure by Lender prohibited by this Agreement, (g) in connection with any litigation to which Lender or any of its affiliates may be a party, whether to defend itself, reduce its liability, protect or exercise any of its claims, rights, remedies or interests under or in connection with the Loan Documents or otherwise, (h) to the extent necessary in connection with the exercise of any remedy under this Note or any other Loan Document or to any actual or proposed participant or assignee; provided that such party is informed of the confidential nature of such information and that by receiving such information it is agreeing to be bound by these provisions, (i) to an investor or prospective investor in Lender that also agrees that the information shall be used solely for the purpose of evaluating an investment in Lender, or (j) any assignee of or participant in, or potential assignee of or participant in, any of its rights or obligations under this Agreement; provided that such party is informed of the confidential nature of such information and that by receiving such information it is agreeing to be bound by these provisions.

26. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER, THE GENERAL PARTNER AND MILLENNIUM HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR ASSOCIATED HEREWITH OR THEREWITH, BEFORE OR AFTER MATURITY OF THIS NOTE; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES”, AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF LENDER OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

27. ENTIRE AGREEMENT. THIS NOTE AND THE OTHER LOAN DOCUMENTS TOGETHER CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF, AND ALL PRIOR DISCUSSIONS, AGREEMENTS AND STATEMENTS, WHETHER ORAL OR WRITTEN, ARE MERGED INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES AND THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

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This Note has been executed by Borrower, the General Partner, Millennium and Lender on this the ___ day of November, 2006, effective for all purposes as of the Effective Date.

BORROWER:
CENTURION ACQUISITIONS, L.P. a Texas Limited Partnership By: Pars Investments, Inc. Its: General Partner

	By:	/s/ Mehrdad Moayedi
Name: Mehrdad Moayedi
Its: President

GENERAL PARTNER:

Pars Investments, Inc., a Texas corporation acting in its own capacity, hereby (i) agrees with and accepts all of the terms and conditions of this Note which are applicable to the General Partner (as such term is defined in this Note), and (ii) makes the representations, warranties, covenants and agreements in this Note which are, by their terms, applicable to General Partner.

PARS INVESTMENTS, INC. a Texas corporation

By:	/s/ Mehrdad Moayedi
Name: Mehrdad Moayedi
Its: President

MILLENNIUM:

Millennium NTX Properties, L.L.C., a Texas limited liability company acting in its own capacity, hereby (i) agrees with and accepts all of the terms and conditions of this Note which are applicable to Millennium (as such term is defined in this Note), and (ii) makes the representations, warranties, covenants and agreements in this Note which are, by their terms, applicable to Millennium.

MILLENNIUM NTX PROPERTIES, L.L.C. a Texas limited liability company

By:	/s/ Mehrdad Moayedi
Name: Mehrdad Moayedi
Its: Sole Managing Member

LENDER:
UNITED DEVELOPMENT FUNDING III, L.P. a Delaware limited partnership By: UMTH Land Development, L.P. Its: General Partner By: UMT Services Inc.

Date:	By:	/s/ Jeff Shirley
Name: Jeff Shirley
Its: Executive Vice President